UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

SPREADTRUM COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Spreadtrum Center, Building No. 1

Lane 2288, Zuchongzhi Road

Zhangjiang, Shanghai 201203

People’s Republic of China

Attn: Dr. Ping Wu, President and Chief Executive Officer

(8621) 5080-2727

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American depository shares, each representing three ordinary shares	The NASDAQ Stock Market LLC

Ordinary Shares, par value $0.0001 per share	The NASDAQ Stock Market LLC*

*	Application to be made for listing, not for trading, but only in connection with the registration of the American Depository Shares pursuant to requirements of the Securities and Exchange Commission.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable):

333-143555

Securities to be registered pursuant to Section 12(g) of the Act:

None

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

For a description of the securities being registered hereunder, reference is made to the information set forth under the headings “Description of Share Capital,” “Description of American Depositary Shares” and “Taxation” contained in the prospectus included as part of the Registrant’s registration statement on Form F-1 (File No.: 333-143555), as amended, originally filed with the Securities and Exchange Commission on June 6, 2007 under the Securities Act of 1933, as amended, which information is incorporated herein by reference.

Item 2.	Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market, LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 12, 2007	SPREADTRUM COMMUNICATIONS, INC.

	By:	/s/ Ping Wu
	Name:	Ping Wu
	Title:	President and Chief Executive Officer